JIMMY C.H. CHEUNG & CO.
Certified Public Accountants
Members of Kreston International

Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
FUSHI INTERNATIONAL, INC.

We hereby consent to the use in this Prospectus constituting part of this Registration Statement on Form S-3 dated October 2, 2007 of our report dated March 4, 2006, related to the financial statements of Fushi International, Inc. which appears in such Prospectus. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong

October 2, 2007

1607 Dominion Centre, 43 Queen's Road East, Wanchai, Hong Kong
Telephone : (852) 25295500 Fax: (852) 28651067
Email : jimmycheung@jimmycheungco.com
Website : http://www.jimmycheungco.com